Exhibit 10.10.1

FIRST AMENDMENT TO LICENSE AGREEMENT

This FIRST AMENDMENT TO LICENSE AGREEMENT (this “First Amendment”) is made and entered into as of this 23rd day of December, 2016 (“Effective Date”) by and between Athenex, Inc., formerly known as Kinex Pharmaceuticals, LLC, a corporation organized and existing under the laws of the state of Delaware, USA, with a principal place of business at 1001 Main Street, Suite 600, Buffalo, New York 14203 (“Athenex”), and PharmaEssentia Corp., a publicly traded company organized and existing under the laws of Taiwan with a principal place of business at 13F., No. 3 YuanQu Street, Nankang District, Taipei 115, Taiwan (“PharmaEssentia”).

WITNESSETH:

WHEREAS, Athenex and PharmaEssentia entered into a License Agreement on December 8, 2011 for the license by Athenex to PharmaEssentia of rights in the Athenex KX01 and 10(02 Compounds (“License”);

WHEREAS, Athenex and PharmaEssentia wish to amend the terms of the License Agreement to amend the definition of “Territory” to exclude Mainland China and Hong Kong;

NOW, THEREFORE,

1.	All capitalized terms used in this First Amendment and not defined herein shall have the meaning given to them in the License. Except as amended by this First Amendment, the License shall continue in full force and effect.

2.	The following sentence shall be added to the end of Section 1.24, “Field”:

“For all countries in the Territory except for Taiwan, Athenex hereby takes back the rights to the dermatologic indication of Actinic Keratosis and therefore “Field” does not include the dermatologic indication of Actinic Keratosis for any country in the Territory except Taiwan.”

3.	In consideration for this First Amendment, Athenex shall contemporaneously enter into an amendment of a separate and distinct license agreement between Athenex and PharmaEssentia dated December 16, 2013, in the form as attached hereto as Exhibit “A”.

4.	The parties acknowledge that the non-binding term sheet attached hereto as Exhibit “B” (“Non-Binding Term Sheet”) forms, in part, the basis for this First Amendment.

IN WITNESS WHEREOF, Athenex and PharmaEssentia have executed this First Amendment as of the date first set forth above.

ATHENEX, INC.	PHARMAESSENTIA CORP.

By:	By:
Title:	Title:

EXHIBIT A

FIRST AMENDMENT TO LICENSE AGREEMENT

This FIRST AMENDMENT TO LICENSE AGREEMENT (this “First Amendment”) is made and entered into as of this 23rd day of December, 2016 (“Effective Date”) by and between Athenex, Inc., formerly known as Kinex Pharmaceuticals, Inc., a corporation organized and existing under the laws of the state of Delaware, USA, with a principal place of business at 1001 Main Street, Suite 600, Buffalo, New York 14203 (“Athenex”), and PharmaEssentia Corp., a publicly traded company organized and existing under the laws of Taiwan with a principal place of business at 13F., No. 3 YuanQu Street, Nangang District, Taipei 115, Taiwan (“PharmaEssentia”).

WITNESSETH:

WHEREAS, Athenex and PharmaEssentia entered into a License Agreement on December 16, 2013 for the license by Athenex to PharmaEssentia of rights in Oraxol and Oratecan (“License”);

WHEREAS, Athenex and PharmaEssentia wish to amend the terms of the License Agreement to amend the definition of “Territory” to add Vietnam and to make other related amendments;

NOW, THEREFORE,

1.	All capitalized terms used in this First Amendment and not defined herein shall have the meaning given to them in the License. Except as amended by this First Amendment, the License shall continue in full force and effect.

2.	Section 1.67 of the License is amended and restated in its entirety to read as follows:

“1.67 “Territory” means Taiwan, Singapore and Vietnam. All other countries are expressly excluded and retained by Athenex.”

3.	A new Section 3.2(1) of the License is added to the License as follows:

“(1) Registration in Vietnam. Notwithstanding any other provision of this License, if PharmaEssentia has not completed a registration submission for Regulatory Approval of any of the Compounds or the Licensed Products in Vietnam by the year 2021 through no fault of Athenex, all rights and clinical data of PharmaEssentia in Vietnam under this License shall be returned to Athenex, except that PharmaEssentia would be permitted to retain one copy of the Clinical Studies data for its use and purposes in the Territory (for the avoidance of doubt, the Territory of Taiwan and Singapore). Athenex may extend PharmaEssentia’s period for registration under this Section 3.2(1) by one year.”

4.	In consideration for this First Amendment, Athenex shall contemporaneously enter into an amendment of a separate and distinct license agreement between Athenex and PharmaEssentia dated December 8, 2011, in the form as attached hereto as Exhibit “A”.

5.	The parties acknowledge that the non-binding term sheet attached hereto as Exhibit “B” (“Non-Binding Term Sheet”) forms, in part, the basis for this First Amendment.

IN WITNESS WHEREOF, Athenex and PharmaEssentia have executed this First Amendment as of the date first set forth above.

ATHENEX, INC.	PHARMAESSENTIA CORP.

By:	By:
Title:	Title:

EXHIBIT B

STRICTLY CONFIDENTIAL

PHARMAESSENTIA NON-BINDING TERM SHEET –

December 5, 2016

ORAXOL AND ORATECAN VIETNAM RIGHTS - LICENSING TRANSACTION

OVERVIEW	-	PharmaEssentia proposes a licensing transaction regarding development and marketing rights of the Oraxol and Oratecan (based on HM30181 as part of the Orascovery program, including IP, all know how and the use of the clinical studies data) in Vietnam. PharmaEssentia already owns the rights of Taiwan and Singapore from Athenex in a previous transaction.

FIELD	-	Development and commercialization of the Oraxol and Oratecan for oncology indications.

TERRITORY	-	Vietnam

LICENSED RIGHTS	-	A license of the product’s rights and know-how sufficient to enable PharrnaEssentia to develop, label, package, use, import, promote, distribute, offer for sale and sell the Licensed Product in the Field of use in the Territory as part of the extension of the current existing licensing agreement between Athenex/Kinex and PharmaEssentia on Oraxol and Oratecan.

FINANCIAL TERMS	-	For the upfront payment, this will consist of
(a) a return of the KX01 and KX02 rights for the dermatologic indication of Actinic Keratosis of their Territory of China and Hong Kong (but PharmaEssentia will keep the Taiwan Territory) as part of the upfront value contribution

	-	Milestones and Royalty: same as the Agreement between PharmaEssentia and Athenex/Kinex on Oraxol and Oratecan in Taiwan/Singapore

	-	Research and development funding for Taiwan: PharmaEssentia to cover the cost of the studies required for registration in the territory

If PharmaEssentia has not completed registration submission in 2021 in Vietnam (with Athenex able to extend the time for one more year) through no fault of Athenex, the product rights and all clinical data in this territory will be returned to Athenex. However, PharmaEssentia is allowed to retain one copy of the clinical data for the purpose/use solely in the Territory (for the avoidance of doubt, Taiwan and Singapore).

GOVERNANCE	-	The current Joint Steering Committee (JSC) between the two companies to oversee the development

	-	JSC shall be responsible for the development plan

DEVELOPMENT	-	PharmaEssentia shall work to create a development plan and budget consistent with regional development requirements

REGULATORY & COMMERCIALIZATION	-	PharmaEssentia shall have sole responsibility for the commercialization and regulatory filings in the Territory

	-	Athenex shall have sole responsibility for the commercialization and regulatory filings outside the Territories.

	-	The clinical trials that conducted by PharmaEssentia, Athenex or its ex Territory partners shall be made available for referencing for regulatory filings at no cost to either Athenex, PharmaEssentia or its ex Territory partners for this indication

	-	Athenex and PharmaEssentia shall coordinate their respective regulatory and commercialization efforts to the extent practicable

TERM	-	Term shall be the date of patent expiration

TIMING	-	The parties shall complete the amendment of the licensing agreement with a signing date of no later than December 30, 2016. Amendment of the Oraxol and Oratecan Agreement between Athenex and PharmaEssentia will to add the Vietnam Territory. Amendment of the KX01 for non-oncology skin indication will be to return the Actinic Keratosis indication back to Athenex.

CONFIDENTIALITY	-	This term sheet and the contents hereof are subject to the existing confidentiality agreement between the parties

	-	This term sheet does not constitute a legally binding document and does not create any legal obligation on the part of, or any rights in favor of, any parties.

Accepted:

PharmaEssentia: Dr. Chingleou Teng, Chairperson of the Board

Accepted:

Athenex: Dr. Johnson Lau, Chairman and CEO of Athenex